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                                  EXHIBIT 10.4

                      SERVICE SCHEDULE CONSULTING SERVICES
                               BETWEEN GTE AND MSI

                            DATED OCTOBER 15, 1998.
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[GTE INTERNETWORKING LOGO]                                  Service Schedule
                                                           Consulting Services
                                                         Rev. September 30, 1998
                                                             A98 STD PSA-523

This Service Schedule together with any attached Task Statements ("Service Schedule") is part of and is governed by the Master Agreement for Internetworking Services ("Master Agreement") executed between GTE Internetworking Incorporated and Micro-Media Solutions Inc., dated 5/29/98. The terms and conditions of the Master Agreement are incorporated herein by reference.

1. Scope of Service. We will provide you with the consulting services ("Consulting Services") as defined in mutually agreed upon individual task statements (each a "Task Statement"). Each Task Statement contains: (a) a description of the work to be undertaken including deliverables, performance period, compensation and other details relating to such work, (b) the obligations and responsibilities of each party related to such Task Statement and (c) any acceptance criteria. The Task Statement may be modified by mutual written agreement. Changes or additions to work performed under the Task Statement may require changes in the resources provided by us which may result in additional costs to you or changes in the project schedule. The terms of and conditions of each Task Statement shall be independent of and shall have no impact upon the provisions of any other Task Statement. The first Task Statement against this Service Schedule is entitled "Service Provider Readiness Assessment for Micro-Media Solutions" and is dated October 14, 1998 and is incorporated herein.

2. Pricing/Payment. Task Statements may be issued on a Time & Materials basis, a Fixed Price basis, or a combination of both as specified in each Task Statement.

     2.1 Time & Materials. Time & Materials-type Task Statements contain an estimated Task Statement amount including the estimated amounts for professional labor ("Estimated Task Amount") and materials and hourly billing rates for professional staff. Travel and other reasonable expenses are not included in the Estimated Task Amount. We will use reasonable efforts to complete a Time and Materials-type Task Statement within the Estimated Task Amount but will not continue performance or incur costs in excess of the Estimated Task Amount unless you authorize additional funds. Amounts for non-labor items will be charged separately. Should Task Statements contain an estimated amount for non-labor costs we agree that we will not exceed 110% of those costs unless you authorize additional funds.

     2.2 Fixed Price. Fixed Price-type Task Statements specify a Task Statement Fixed Price and will include all labor, materials and expenses unless otherwise stated.

3. Term. The term of this Service Schedule ("Term") shall commence on the execution date of this Schedule and shall expire three (3) years thereafter unless earlier terminated by you or us in accordance with the Agreement. In the event a Task Statement's period of performance extends beyond the Term, the Term shall be automatically extended and remain in effect until such time as the Task Statement's period of performance is completed.

4. Rights in Work Product.

     4.1 You shall receive title, including copyright, to all written reports prepared and delivered to you in accordance with the Task Statements; provided, however, that rights in any intellectual property contained or referenced in such reports shall be determined in accordance with
         Section 4.2 below.

     4.2 Except as set forth in Section 4.1 above, we shall retain title to the products of our work and all intellectual property rights thereto under this Agreement but grant to you a royalty-free nonexclusive, nontransferable license (i) to make and use each invention or improvement thereto, which is or may be patentable under U.S. law and is conceived or first reduced to practice by us in the performance of the Task Statement, and (ii) to use, duplicate or disclose all computer software (except as noted below) and all other recorded information (such as data tables) delivered to you in the performance of the Task Statement. Our proprietary data and proprietary and/or commercial software, if required, will be furnished under separate license or other arrangement.

5. Confidentiality. We shall each retain in confidence all information and know-how transmitted to the other that the disclosing party has identified in writing as being proprietary and/or confidential, and will only use such information and know-how in accordance with the terms of and during the term of this Service Schedule. Neither party shall have an obligation to maintain the confidentiality of information that (i) it rightfully received from another party prior to its receipt from the disclosing party; (ii) the disclosing party has disclosed to a third party without any obligation to maintain such information in confidence; (iii) enters the public domain or becomes generally known to the public by some action other than breach of this Service Schedule by the receiving party; or (iv) is independently developed by the receiving party. We shall each safeguard proprietary or confidential information disclosed by the other using the same degree of care used to safeguard each other's proprietary and confidential information but, in no event shall use less than a reasonable degree of care. Our respective obligations under this Section 5 shall extend for a period of three years from termination, expiration or cancellation of this Service Schedule.

6. Hiring. You agree that during the term of this Service Schedule and for one
(1) year thereafter you will not, without our prior written consent, employ or offer employment to any employee of ours who has provided services hereunder.

7. Survival. The terms of sections 4, 5 and 6 shall survive the termination, expiration or cancellation of this Schedule and the Master Agreement.
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[GTE INTERNETWORKING LOGO]                                      SERVICE SCHEDULE
                                                             CONSULTING SERVICES
                                                         Rev. September 30, 1998
                                                               A98-STD-PSA



8. Disclaimer Concerning Network Security Consulting. To the extent you engage us to provide consulting with respect to security of your network or data, we will provide advice to assist you in impeding and detecting a security threat, however, you will remain responsible for the security of your network and data. IN NO EVENT WILL WE BE LIABLE FOR ANY DAMAGES RESULTING FROM SECURITY BREACHES REGARDING YOUR NETWORK OR DATA. THIS DISCLAIMER IS IN ADDITION TO, AND NOT INSTEAD OF, THE DISCLAIMER, LIMITATION OF LIABILITY, AND LIMITATION OF DAMAGES CONTAINED IN THE MASTER AGREEMENT.


Agreed to and accepted by:

GTE Internetworking, Inc.                 Micro-Media Solutions, Inc.

By: /s/ ADAM LIPSON                       By: /s/ JOSE CHAVEZ
   -----------------------------------       -----------------------------------

Printed Name: Adam Lipson                 Printed Name: Jose Chavez
             -------------------------                 -------------------------

Title: Director, Professional Services    Title: President/CEO
      --------------------------------          --------------------------------

Date: 10/15/98                            Date: 10-15-98
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